UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2006 (October 11, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Lease Agreement

Item 1.01 Entry into a Material Definitive Agreement
INX Inc. (the “Company”) currently leases approximately 48,000 square feet of office space from Allstar Equities, Inc., a Texas corporation (“Allstar”), wholly-owned by Mr. James H. Long, the Company’s Chief Executive Officer and largest shareholder. The office space is leased at the rate of $37,192 per month triple net with an expiration date of January 31, 2007. Due to the sale of the Company’s former Stratasoft and Valerent subsidiaries, substantially less space will be required by the Company at this location. Accordingly, on October 11, 2006, the Company executed a new lease agreement (“Agreement”) with Allstar effective February 1, 2007, reducing the leased space to 16,488 square feet under the following terms:
•	A lease term of eighty-four months ending January 31, 2014.

•	Base rent reduced to $19,923 gross, representing $14.875 per square foot per year of net rentable area excluding buildout allowance. Under the current lease, occupancy expenses such as electricity, gas, water, janitorial, and security averaging approximately $280,000 per year are paid by the Company. Under the Agreement these costs are included in the base rent.

•	A buildout allowance of $30,937.50 to be used by the Company to partially offset the costs of remodeling the leased premises and first floor common areas. The buildout allowance is provided by reducing the monthly lease payment from $14.875 to $14.50 per square foot per year of net rentable area.

•	A security deposit of $19,923 is required, which is a reduction from the $37,692 currently held by Allstar.

•	The Company has the option to terminate the lease at the end of the sixtieth or seventy-second month of the lease term. In order to exercise its option, the Company is required to provide Allstar with a minimum of 180 days advance written notice of its intent to terminate the lease. If 360 days of advance written notice is given by the Company, a termination fee of one month’s base rent is immediately payable, and if 180 days of advance written notice is given by the Company, a termination fee of two months’ base rent is immediately payable.

•	At any time during the term of the lease, Allstar has the right to pay the Company in cash the amount of unamortized buildout allowance, after which the monthly basic rent payable under the lease increases from $14.50 to $14.875 per square foot per year for the remaining term of the lease.

•	The Company has the option to renew the lease for two additional terms of five years each at the lesser of the then prevailing fair market rental rate or 105% of the base rent under the Agreement.
The Audit Committee of the Board of Directors reviewed and approved the related party transactions contemplated by the Agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	Lease Agreement between INX Inc. and Allstar Equities, Inc. dated October 11, 2006
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.

Date: October 12, 2006	By:	/s/ Brian Fontana Brian Fontana
Chief Financial Officer